Securities and Exchange Commission

                             Washington, D.C. 20549


                           --------------------------


                                    Form 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 7, 1997



                                 WaterChef Inc.
            -------------------------------------------------------
            (Exact name of registrant as specified in it's charter)


        Delaware                        2-96455LA                   86-0515678
----------------------------           -----------                --------------
(State or other jurisdiction           (Commission                (IRS Employer
    of Incorporation)                  File Number)              Identification)


         7707 E. Acoma Dr., Suite 109, Scottsdale, Arizona 85260
         -------------------------------------------------------


   Registrant's telephone number, including area code: (602) 991-4534
                                                      -----------------


          14555 N. Scottsdale Roads Suite 220, Scottsdale Arizona 85254
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

     1. On February 27, 1997, Arthur Andersen resigned as auditor for the Corporation.

     2. The former accountant did not issue any reports on the financial statements of THE Corporation that contained adverse opinions or disclaimers of opinion, or that were qualified or modified as to uncertainty, audit scope, or accounting principles.

     3. During the period of the former accountant's employment, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     4. The Corporation has provided the former accountant with a copy of these disclosures and has asked the former accountant to furnish a letter stating whether it agrees with the statements made herein. This letter will be filed with the Commission upon receipt from the former accountants.

     5. The Corporation has engaged Semple & Cooper P.L.C. principle accountant to audit the financial statements of the Corporation.

     6. The Corporation engaged the new accountant on May 13, 1997

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

     The Company has not consulted with Semple & Cooper regarding the accounting principles which apply to specific transactions or the type of audit opinion that might be rendered with respect to the Company's financial statements during the two most recent fiscal years through the present.


Dated:  May 16, 1997                          Waterchef Inc., a Delaware
                                              Corporation


                                              By: /s/ C. Gus Grant
                                                 ---------------------------
                                                 C. Gus Grant, President & CEO

                        [LETTERHEAD OF WATERCHEF, INC.]



Mr. William Siwek                                         May 30, 1997
Arthur Andersen & Co
2 North Central Suite 1000
Phoenix, AZ 85004


Dear Bill;

As you know, we have retained Semple and Cooper as our auditors. The audit is currently in process.

A draft of the 8-K was faxed to your office for your approval. As soon as approved, we will file it with the SEC.

Our auditors need the access to the 1994 working papers and tax report. This letter is the authorization on the part of Water Chef for Semple and Cooper to review the necessary working papers.

The contact at Semple and Cooper is Craig Smith.


Sincerely,

/s/ C. Gus Grant
---------------------
    C. Gus Grant